Exhibit 99.1

ASX Announcement

8 August 2020

Half Year Results webcast details

Coronado Global Resources Inc (ASX: CRN) will report its Half Year Results on Tuesday 11 August 2020, commencing at 10.00am AEST. The presentation will be hosted by Mr Gerry Spindler, Managing Director and Chief Executive Officer.

WEBCAST DETAILS

Investors will be able to access the webcast via the following link:

https://webcast.boardroom.media/coronado-global-resources-inc/20200811/NaNcoronado-hy20

CONFERENCE CALL DETAILS

Alternatively if you would like to join by telephone, please click on the link below to pre-register. Upon clicking register you will be redirected to the registration page (as below). Here you will be provided with a dial in number, passcode and unique access PIN after registering. https://s1.c-conf.com/DiamondPass/10008408-invite.html

The webcast will be recorded and made available on Coronado’s website www.coronadoglobal.com.au shortly after the meeting.

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For further information please contact:

Investors	Media
Matthew Sullivan	Brett Clegg
P: +61 412 157 276	P: +61 487 436 985

Coronado Global Resources Inc.	Level 33, Central Plaza One, 345 Queen Street
ARBN: 628 199 468	Brisbane QLD 4000

T: +61 7 3031 7777 | F: +61 7 3229 7402
www.coronadoglobal.com.au